SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 10, 1998



                                GSE SYSTEMS, INC.
                 (Exact name of issuer as specified in charter)


Delaware                               0-26494                    52-1868008
--------                               -------                    ----------
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
of incorporation)                                            Identification No.)


                              9189 Red Branch Road
                            Columbia, Maryland 21045
                    (Address of principal executive offices)


                                 (410) 772-3500
              (Registrant's telephone number, including area code)

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Item 5.  Other Events

As previously reported, GSE Systems, Inc. (the "Company") completed the sale of certain assets related to activities of its Oil & Gas business unit to Valmet Automation (USA), Inc. ("Valmet"). The texts of the Asset Puchase Agreement and License Agreement among the Company, Valmet, and certain of their respective affiliates are set forth in Exhibits 99.1 and 99.2 hereto and are incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

99.1 Asset Purchase Agreement by and among the Company, GSE Process Solutions, Inc., GSE Process Solutions B.V., GSE Process Solutions Singapore (Pte) Ltd. GSE Process Solutions Belgium N.V. and Valmet dated as of November 10, 1998.

99.2 Software License Agreement by and among GSE Process Solutions, Inc., the SAGE Systems Division of Valmet Automation (USA) Inc. and the SAGE Systems Division of Valmet Automation (Canada) Ltd. dated as of November 10, 1998.


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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




  Date: November 30, 1998       GSE SYSTEMS, INC.


                           /S/ Christopher M. Carnavos
                             Christopher M. Carnavos
                                    President



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                             EXHIBIT INDEX

Exhibit No.                        Description               Sequential Page No.
-----------                        -----------               -------------------

99.1                Text of Asset Purchase Agreement by              6
                    and among the Company,  GSE Process
                    Solutions, Inc., GSE Process  Solutions
                    B.V., GSE Process  Solutions  Singapore
                    (Pte)Ltd. GSE Process Solutions Belgium
                    N.V. and Valmet dated as of November 10, 1998., as of November 10, 1998.

99.2                Text of Software License Agreement by and        43
                    among GSE Process  Solutions,  Inc., the
                    SAGE Systems Division of Valmet  Automation
                    (USA) Inc. and the SAGE Systems Division of Valmet Automation (Canada) Ltd. dated as of November 10, 1998.


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